SECOND AMENDMENT TO
           FIRST SYMETRA NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                           PARTICIPATION AGREEMENT


This Second amendment ("Amendment") is entered into as of the 13th day of November, 2012 by and among FIRST SYMETRA NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, (hereinafter the "Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the "Fund").


WHEREAS, the Parties have previously executed a Fund Participation Agreement dated April 30, 2007 as amended (the "Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	Schedule A of the agreement is replaced with Schedule A attached hereto.

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.

Except as expressly amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

	FIRST SYMETRA NATIONAL LIFE INSURANCE
	COMPANY OF NEW YORK

	By:	/s/Daniel R. Guilbert

	Name:	Daniel R. Guilbert

	Its:	Executive Vice President



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	VARIABLE INSURANCE PRODUCTS FUND,
	VARIABLE INSURANCE PRODUCTS FUND II
	VARIABLE INSURANCE PRODUCTS FUND III, and
	VARIABLE INSURANCE PRODUCTS FUND IV



	By:		/s/Joseph Zambello
	Name:		Joseph Zambello
	Their:		Deputy Treasurer




	FIDELITY DISTRIBUTORS CORPORATION

	By:		/s/William Loehning
	Name:		William Loehning
	Title:		Executive Vice President


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                                 Schedule A
                 Separate Accounts and Associated Contracts

Name of Separate Account and		Policy Form Numbers of Contracts
Date Established by Board of Directors	Funded By Separate Account
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First Symetra Separate Account S	First Symetra Focus Variable Annuity
					NY Spinnaker Variable Annuity
					NY Spinnaker Plus Variable Annuity

					First Symetra True Variable Annuity